Exhibit 99.3

StanCorp Financial Group

Fourth Quarter 2007

Earnings Presentation

January 30, 2007

Table of Contents:

Group Insurance Premiums	Pages 3-4

Fixed Maturity Securities	Pages 5-6

Commercial Mortgage Loans	Pages 7-9

StanCorp Financial Group

Group Insurance Premiums

by Product ($ millions)

Well positioned for economic pressures

	2007	Percent
Life & AD&D	$790.4	41%
Dental	70.6	4

Subtotal	861.0	45

LTD	851.0	44
STD	218.1	11

Subtotal	1,069.1	45

Total	$1,930.1	100%

StanCorp Financial Group

Group Insurance LTD Premiums

by Industry ($ millions)

Well positioned for economic pressures

	2007	Percent
Public	$187.2	22%
Education	178.7	21
Health/Social Care	102.2	12
Utilities	8.5	1

Subtotal	476.6	56

Professional	102.1	12
Financial & Insurance	76.6	9
Manufacturing	68.1	8
Retail	17.0	2
Transportation	17.0	2
Services	8.5	1
Construction	8.5	1
Other	76.6	9

Subtotal	374.4	44

Total	$851.0	100%

StanCorp Financial Group

Fixed Maturity Securities

by Industry ($ millions)

	12/31/2007	Percent
Finance	$1,491.0	30%
Consumer Non-Cyclicals	566.2	11
Utilities	489.8	10
Agency	480.2	10
Capital Goods	479.3	9
Consumer Cyclicals	382.6	8
Communications	304.1	6
Energy	262.1	5
Basic Industry	236.4	5
Transportation	154.3	3
Municipals	92.1	2
Other	59.0	1

Total	$4,997.1	100%

StanCorp Financial Group

Fixed Maturity Securities

Quality Rating (as % of Fixed Maturities)

	12/31/2007
A or higher	72.5%
BBB/Baa	23.4
BB/Ba	2.4	*
B or lower	1.7	*

Total	100.0%

*	Includes $158M outside managed high yield portfolio (3.2% of total fixed maturities securities)

StanCorp Financial Group

Commercial Mortgage Loans

by Property Type 12/31/2007 ($ millions)

	# of Loans	Percent	Amount	Percent	LTV
Retail	2,370	48%	$1,681.7	46%	57%
Office	992	20	722.0	19	58
Industrial	969	20	648.1	18	55
Commercial	335	7	287.3	8	59
Apartment	161	3	100.7	3	59
Hospitality & Other	108	2	217.9	6	63

Total	4,935	100%	$3,657.7	100%	57%

StanCorp Financial Group

Commercial Mortgage Loans

by State 12/31/2007 ($ millions)

	Loans	Percent	Amount	Percent
California	1,564	32%	$1,095.9	30%
Texas	480	10	365.5	10
Florida	264	5	190.5	5
Georgia	247	5	183.8	5
New York	194	4	121.9	3
Oregon	216	4	120.6	3
Arizona	151	3	103.6	3
Colorado	112	2	102.4	3
Virginia	102	2	99.1	3
Utah	155	3	95.8	3
Washington	137	3	91.3	2
All Other	1,313	27	1,087.3	30

Total	4,935	100%	$3,657.7	100%

StanCorp Financial Group

Commercial Mortgage Loans

Origination Year 12/31/2007 ($ millions)

Total Loans					California Loans
		Amount	Percent	LTV *			California Portfolio	% of Total Portfolio	LTV *
<2000		$125.6	3%	33%	<2000		$47.8	38%	28%
2000		47.1	1	44	2000		20.2	43	46
2001		125.3	3	45	2001		51.8	41	41
2002		291.4	8	48	2002		128.1	44	45
2003		523.3	14	52	2003		186.4	36	47
2004		751.2	21	55	2004		209.0	28	53
2005		539.0	15	61	2005		162.2	30	59
2006		543.9	15	65	2006		129.4	24	60
2007		710.9	20	66	2007		161.0	23	64

	Total	$3,657.7	100%	57%		Total	$1,095.9	30%	53%

*	Loan-to-value for all years was typically 60% - 75% at origination. Current loan-to-value reflects the effect of annual amortization.

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